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                       MOTOROLA SOFTWARE LICENSE AGREEMENT
                   Motorola VoxGateway Software License v 1.0

THIS AGREEMENT, effective as of the last signature date hereto ("EFFECTIVE DATE"), is entered into by and between Motorola, Inc., a Delaware corporation, by and through the Internet Conductivity and Solutions Division of its Communications Enterprise having offices at 55 Shuman Blvd, Naperville, IL 60563 (hereinafter "Motorola") and Intraco Systems, Inc., a Florida corporation, with offices located at 3998 FAU Blvd, Suite 210, Boca Raton, FL 33431 (hereinafter "Company"). Company and Motorola may be referred to herein as a Party or the Parties as the case may require.

WHEREAS, Motorola is in the business of designing, developing, manufacturing, selling and licensing equipment and software for the deployment of voice technology services for wireless, wireline and Internet communication systems;

WHEREAS, Company desires to license Motorola VoxML(TM) Development Node Software ("Motorola Software") for development of VoxML applications, and Motorola desires to license such Motorola Software in accordance with the terms and conditions set for the in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.       DEFINITIONS

         As used in this AGREEMENT, the following terms shall have the following meanings:

                  (a) "Affiliate(s)" means any corporation, company or other entity which controls, is controlled by, or is under common control with a Party. A corporation or other entity shall be deemed to control another if it owns or controls more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or entity. References herein to Motorola shall be deemed to include reference to its affiliates unless otherwise specified or the context otherwise requires. For the avoidance of doubt, Motorola affiliates shall include all operating divisions of Motorola, Inc.

                  (b) "Confidential Information" means confidential or proprietary data or information of either party or any of its Affiliates which is disclosed in oral, written, graphic, machine recognizable, sample or any other form, by one party to the other party, and which is clearly designated or marked as confidential or proprietary. For simplicity of administration, all data or information provided from one party to the other is confidential or proprietary unless indicated otherwise. Confidential Information also includes Motorola Software and Documentation. Notwithstanding, anything to the contrary herein, the receiving party shall have no obligation to preserve the confidentiality of any information which (i) was previously known to the receiving party free of any obligation to keep it confidential; (ii) is distributed to third parties by the disclosing party without restriction; (iii) is or becomes publicly available, by other than unauthorized disclosure by the receiving party; (iv) is independently developed by the receiving party; (v) is received rightfully and without confidential limitation by the receiving party from a third party; or (vi) is disclosed to a governmental authority lawfully demanding confidential information, provided that the disclosing party provides prior written notice to the other party and a reasonable opportunity to obtain a protective order, and that confidentiality is otherwise maintained by the parties after such disclosure.

                  (c) "Commercial Use" means any direct or indirect use or distribution of the Motorola Software by Company to any third party, alone or bundled with other software or hardware, for direct or indirect commercial or strategic gain or advantage.
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                  (d)      "Company Application Offerings" means, software
                           products created on the Motorola VoxML development node or any other product developed by the Company using any of the Motorola Software. Company offerings will be defined in Appendix A which the parties may mutually agree to modify in writing from time to time.

                  (e) "Company Service Products" means software products or services developed by the Company that contain or use any of the Motorola Software and reside at the location of the Company to provide a service to the End-User.

                  (f) "Documentation" means textual and/or graphical material, perceived directly by human and/or with the aid of a device or machine, relating to Motorola Software.

                  (g) "Designated CPU" means a single central processing unit (CPU) used by an authorized Company employee and located at Company's primary product development facility.

                  (h) "End User" means any individual, company, firm, or other entity that uses, licenses, or provides a services or products that use the Company Applications Offerings.

                  (i) "End User Documentation" means textual and/or graphical material, perceived directly by human and/or with the aid of a device or machine, distributed by Company to an End User relating to the Company Applications Offerings.

                  (j) "Error Correction" means any and all changes to the Motorola Software that corrects the adverse effect of a failure of the Motorola Software to perform any function.

                  (k) "Internal Use" means use of Motorola Software within Company's business or organization only by Company's employees and not for resell to End-Users.

                  (l) "Object Code" means any software or computer programs, or any part thereof, compiled or assembled from the Source Code of the Motorola Software.

                  (m) "Major Release" means a version of the Motorola Software that has substantial additional functionality over earlier versions of the Motorola Software and is labeled using a suitable designation such as 2.x, 3.x, etc. wherein the first digit is the major release number, and x is the minor release number. For purposes of this Agreement, all minor releases, (i.e., bug fixes and minor performance enhancement) of a Major Release are considered the same Major Release (i.e., versions 2.3, 2.2, 2.5, and
                           2.8 are the same Major Release; likewise 2.3 (for instance) does not constitute a new Major Release over 2.0).

                  (n) "Motorola Software" means all software or programs delivered by Motorola to Company in Object Code, Major Releases, Updates, Upgrades, enhancements, modifications, additions, translations, and compilations, or other software.

                  (o) "Updates" means all maintenance releases, error corrections, revisions, bug fixes of the Motorola Software.

                  (p) "Upgrades" means modifications made by Motorola to the Motorola Software that substantially enhances the functionality of the Motorola Software.

                  (q) "Voice Browser Software" means software that is capable of interpreting instructions written in the Voice Markup Language.

                  (r) "Voice Markup Language" means Motorola's VoxML Voice Markup Language for creating voice or speech-enabled applications.

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                                       -3

2.       MOTOROLA GRANTS

         2.1 OBJECT CODE LICENSE. Motorola grants to Company a worldwide, irrevocable, non-exclusive, non-transferable, non-assignable, royalty-bearing license to use the Object Code internally at the Company's facilities for product development purposes and to provide services to End Users provided that (i) Company pays the sums set forth in Section 9 and (ii) the application created with the Object Code are used with and fully compatible with the then-current version of the Voice Markup Language and remains compatible with subsequent versions of the Voice Markup Language. Company is prohibited under this license from disclosing, disassembling, or reverse engineering the Object Code.

         2.2 RESTRICTIONS. Unless otherwise provided herein, Company shall not sell, lease, assign, share, pledge, or otherwise transfer, in whole or in part, any right, license or obligation hereunder. Motorola retains its right to utilize the Motorola Software for other purposes and to license the Motorola Software to other parties, without restriction.

         2.3 NO OTHER RIGHTS GRANTED. Motorola retains all rights, title, and interest in the Motorola Software, Motorola Confidential Information, Documentation, and all copies thereof, including all associated intellectual property rights including copyrights, trade secrets rights, trademark rights, design rights, patents rights and other proprietary and intellectual proprietary rights. Except as otherwise expressly stated in this Agreement, Company does not acquire any rights or license, express or implied in the Motorola Software, the Confidential Information, or Documentation.

         2.4 THIRD-PARTY SOFTWARE. Company acknowledges that the Motorola Software requires the following third-party software in order to be executed; (i) a speech recognition engine; (ii) a speech synthesis engine; and (iii) Microsoft Windows NT. Company acknowledges that Motorola may not have the right nor the ability to grant sublicenses to such software.

         2.5 COMPANY'S GRANTS. Company hereby grants to Motorola a perpetual, worldwide, non-exclusive, royalty-free, license, with the right to sublicense, to use, reproduce, have made, make, modify, compile, sell and distribute any portions of the Error Corrections, and associated End User documentation of the Motorola Software that it may suggest to Motorola in the course of its development activities.


3.       PROTECTION OF INFORMATION

         3.1 INJUNCTIVE RELIEF. Company acknowledges that the Motorola Software contains valuable proprietary information and trade secrets and any improper use or disclosure of Motorola Software will result in irreparable harm and significant injury to Motorola for which monetary damages would be inadequate. Company agrees that that Motorola may seek temporary or permanent injunctive or other equitable relief without the need to prove actual harm in order to protect Motorola's interests.

         3.2 LIMITED ACCESS. Company agrees to limit access to the Motorola Software to only those employees of Company who need such access in the performance of their jobs at Company and to take appropriate action with those employees to preserve the confidentiality of the Motorola Software and other Confidential Information. Company agrees not to disclose, transfer, provide, or otherwise make available in any form, the Motorola Software, or any portion thereof, to any person other than employees of Company, consultants and agents without prior written consent of Motorola.
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                                       -4

         3.3 RIGHT TO COPY. The Motorola Software may not be copied, in whole or in part, except as necessary to use the Motorola Software on the Designated CPU(s), and the media containing the Motorola Software as provided by Motorola shall serve as the only backup copy.


         3.4 VERIFICATION. Upon Motorola's request, Company shall provide to Motorola a signed certification (a) verifying the Motorola Software is being used in accordance with the terms of this Agreement; and (b) a listing of the locations and type of Designated CPU(s) on which the Motorola Software is operating.

4.       TRADEMARKS, TRADENAMES, AND SERVICE MARKS

         4.1 NO USE OF MOTOROLA MARKS. Company shall not use any trademarks, tradenames or service marks of Motorola, or any word or symbol likely to be confused with any Motorola trademark, tradename or service mark, either alone or in any combination with another word or symbol, except that Company can identify that its Company Offerings were created using Voice Markup Language as follows "This product (or application or service) was developed using Motorola's VoxML(TM) markup language". Company shall also identify that VoxML and Motorola are trademarks of Motorola, Inc.

         4.2 ATTRIBUTION. At the request of Motorola, Company shall include an attribution technology mark or statement adopted by and provided by Motorola to indicate the presence or use of the VoxML(TM) technology or language on all packaging, documentation and marketing materials for Company Offerings or Products. Such attribution technology mark shall have a placement and size similar to marks of other technology providers. In the event of no other marks, the placement and size shall be determined by Company.

5.       DELIVERY OF MATERIALS

         5.1 Motorola will make the Motorola Software available to Company via ftp or on CD-ROM media upon Company's direction

         5.2 Motorola will deliver the Motorola Software within five (5) business days of Motorola's receipt of notice and documentation from Company that Company has received adequate financing.

         5.3 DOCUMENTATION. Company must include any documentation detailing the additions and changes made by Company and the date of such additions and changes.

         5.4 ACCEPTANCE. The Motorola Software is deemed accepted by the Company upon receipt.

6.       CONFIDENTIALITY

         6.1 EXCHANGE OF CONFIDENTIAL INFORMATION. From time to time during the performance of this Agreement, the parties may deem it necessary to provide each other with Confidential Information. The parties agree:

                  (a) To maintain the confidentiality of such Confidential Information and not disclose same to any third party, except as authorized by the original disclosing party in writing.

                  (b) To restrict disclosure of Confidential Information to employees who have a "need to know". Such Confidential Information shall be handled with the same degree of care which the receiving party applies to its own confidential information but in no event less than reasonable care.

                  (c) To take precautions necessary and appropriate to guard the confidentiality of Confidential Information, including informing its employees who handle such Confidential Information that it is confidential and not to be disclosed to others.
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                                       -5

                  (d) That Confidential Information is and shall at all times remain the property of the disclosing party. No use of any Confidential Information is permitted except as otherwise expressly provided herein and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise.

                  (e) To use such Confidential Information only as required in performance of this Agreement.

         6.2 TERMINATION. Upon any termination of this Agreement, the receiving party agrees to return all Confidential Information hereunder and further agrees to, as the disclosing party directs, either destroy and certify the destruction of, or return to the disclosing party within thirty (30) days following the termination date, all complete or partial copies of Confidential Information in the receiving party's possession or control, including any copies receiving party may have produced.

         6.3 COPYING. The receiving party shall not make copies of Confidential Information except as authorized by the disclosing party. The receiving party shall preserve any proprietary or confidentiality legends contained on any copy of any item of Confidential Information supplied under this Agreement.

         6.4 RESPONSIBILITIES AS TO EMPLOYEES. The receiving party acknowledges that Confidential Information may contain information that is proprietary and valuable to the disclosing party and that unauthorized dissemination or use of the Confidential Information may cause irreparable harm to the disclosing party. Therefore, the receiving party shall take appropriate action, by instruction, agreement or otherwise, with any employee permitted access to the Confidential Information so as to enable it to hold the Confidential Information in confidence or otherwise satisfy its obligations under this Agreement.

         6.5 SURVIVAL. Each party's obligations under this Agreement to keep confidential and restrict use of the other party's Confidential Information shall survive the expiration or termination of this Agreement.

         6.6 DISCLOSURE. Except as may be required by applicable law, neither party shall disclose or publish the terms and conditions of this Agreement or any amendments hereto without the prior written consent of the other party.

         6.7 INDEPENDENT DEVELOPMENT. Company acknowledges that Motorola and/or third parties are, or may be developing software, products, and services similar in functionality to those developed hereunder by Company. Company agrees that the receipt of Confidential Information by Motorola from Company shall in no way prohibit Motorola and/or third parties from developing such software, products and services, provided that the provisions of this Section 8 regarding the ownership, protection and security of Company's Confidential Information have not been breached.

7.       SUPPORT

         7.1 TELEPHONE AND EMAIL SUPPORT. During the term of this Agreement, Motorola and Company will make mutual support available by telephone and email between Company and Motorola personnel, respectfully, from 8:00am until 5:00p.m. (Central time) each business day.

         7.2 SET-UP AND INSTALLATION. Company agrees to notify Motorola when it has procured the necessary hardware and software components and Motorola will provide up to forty (40) hours of on-site support for the installation and set-up of the development node. Motorola shall provide its personnel at a time that is mutually agreeable to both parties.

         7.3 LIMITED SUPPORT OF MOTOROLA SOFTWARE. Company agrees that Motorola shall not be responsible under any circumstances for any field servicing whatsoever of the Motorola Software. Motorola shall furnish to Company all Upgrades, Updates, Major Releases, or Minor Releases as generally available or commercially available by Motorola for the Motorola Software.

                                       -6

8.       CONSULTING SERVICES AND MARKETING SUPPORT

         8.1 The parties agree to explore an arrangement in which Motorola would provide consulting services to Company for voice application services development, systems integration and related services as desired by Company.

         8.2 Motorola will provide such services at a rate not exceed $200 pr hour during the term of this Agreement upon execution of a Consulting Agreement with Company.

         8.3 Co-Marketing Support. As a licensed developer of Motorola Software, Motorola agrees to enter into a Co-marketing arrangement with Company according to the terms to be defined in a Definitive Co-Marketing Agreement which will be entered into by February 29th, 2000 or within 60 days of the execution of this Agreement which ever is later.

9.       FEES AND PAYMENTS

         9.1 PAYMENTS. As partial compensation for the rights and licenses granted in Section 2, Company agrees to pay Motorola license fees as follows:

                  (a) A non-refundable, initial royalty fee of fifty thousand dollars ($50,000.00) payable thirty (30) days after shipment of the Motorola Software for the initial configuration of up to fifty (50) ports.

                  (b) An initial set-up fee of twenty-five thousand dollars ($25,000) to be paid within thirty (30) days of the shipment of the Motorola Software for up to forty
                           (40) hours of on-site assistance with set up and installation of the VoxGateway Software.

                  (c) A maintenance and support fee of twenty-five thousand dollars ($25,000) to be paid within thirty (30) days of the shipment of the Motorola Software for maintenance and support as described in Section 7 above for the first year of this Agreement, or in quarterly payments of seven-thousand five hundred dollars ($7,500) each due on the first day of each calendar quarter. An additional maintenance and support fee of twenty-five thousand dollars ($25,000) will be due on each anniversary of this Agreement, if renewed.

                  (d) Subsequent payments for deployments of additional ports as described in Attachment A must be made within thirty (30) days of deploying such additional capacity.

         9.2 TAXES. Company will pay all sales, use, or other taxes applicable to this Agreement or the performance by Company of its obligations under this Agreement.

         9.3 LATE PAYMENTS. Where Motorola does not receive payment of any sums due to it within 30 days of the due date thereof, interest shall thereafter accrue on the sum due and owing to Motorola at the rate of 1% per month calculated on a daily basis, without prejudice to Motorola's right to receive payment on the due date within such 30 day period.

         9.4

10.      TERM AND TERMINATION

         10.1 TERM. This Agreement shall commence as of the Effective Date and shall be for an initial term of one (1) year, and may be renewed by the parties for successive terms of one (1) year each, provided that each party executes a written consent as to each one-year renewal period ninety (90) days in advance of the expiration date of the previous term and Company pays the fees set forth the renewal notice provided by Motorola.

         10.2 RIGHT TO TERMINATE. Either party may terminate this Agreement upon notice to the other if:
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                                       -7

                  (a) MATERIAL BREACH. The other party breaches a material obligation under this Agreement and such breach continues without care for a period of thirty (30) days after notice.

                  (b) CHANGE OF OWNERSHIP. The direct or indirect ownership or control of the other party that exists on the date of this Agreement changes in any material manner that adversely affect the rights of the terminating party, including the acquisition of ownership or control by a competitor of the other party. In such event, the terminating party shall cooperate with the other party to conduct an orderly termination of the Agreement.

                  (c) CESSATION OF BUSINESS. The other party ceases to conduct business in the normal course, files a petition in bankruptcy, becomes insolvent, enters into suspension of payments, moratorium, reorganization or bankruptcy, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, suffers or permits the appointment of a receiver for substantially all of its business or assets, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors' rights, or institutes of any proceedings for the liquidation or winding up of the business or for the termination of its corporate charter.

         10.3 RIGHTS AND OBLIGATIONS AT TERMINATION. Upon expiration or termination of this Agreement for any reason:

                  (a) CEASE AND DESTROY. Each party will promptly cease using and destroy and certify such destruction, or return to the other party, all items that contain any Confidential Information (as defined herein) of the other party, except Motorola shall be permitted to retain copies of the Improvements and Error Corrections together with the associated Confidential Information for the purpose of supporting existing End Users.

                  (b) OUTSTANDING SUMS. Company shall remain obligated to pay to Motorola any sums which have accrued due or which subsequently accrue due hereunder and shall not be entitled to reimbursement of any such sums paid, or any proportion thereof. Motorola shall invoice Company for any outstanding sums which may be owing.

         10.4 CERTIFICATION. Within ten (10) days after termination or expiration of this Agreement, Company will furnish to Motorola a certificate that the original and all copies, in whole or in part, in any form and whether or not modified or merged in other materials, of the Motorola Software, Documentation, and Confidential Information have been destroyed or returned to Motorola.

         10.5 EFFECT OF TERMINATION. Expiration or termination of this Agreement or any license by either party shall not affect, the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination or limit either party from pursuing any other remedies available to it, including injunctive relief. The parties rights and obligations under Sections 6, 11, and 12 shall survive termination of this Agreement.

11.      DISCLAIMER OF WARRANTIES AND REPRESENTATIONS

         11.1 THE MOTOROLA SOFTWARE IS PROVIDED UNDER THIS AGREEMENT ON AN "AS IS" BASIS. THE COMPANY ACCEPTS ALL RISKS AND LIABILITIES ASSOCIATED WITH ITS USE AND BEARS THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE MOTOROLA SOFTWARE. MOTOROLA DISCLAIMS, ANY AND ALL WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED), WITH RESPECT TO THE MOTOROLA SOFTWARE, DOCUMENTATION, OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT LICENSOR KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, MOTOROLA EXPRESSLY DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OR THIRD PARTY WITH RESPECT TO THE MOTOROLA SOFTWARE, DOCUMENTATION OF ANY PART THEREOF.

                                       -8

         11.2 The Motorola Software is not designed or intended and Motorola expressly disclaims any representation or warranty (either express or implied) for use in (1) online control of aircraft, air traffic, aircraft navigation or aircraft communications; or (2) in the design, construction operation or maintenance of any nuclear facility.

12.      INDEMNIFICATION

         12.1 INDEMNIFICATION BY COMPANY. Company agrees to indemnify and save harmless Motorola, its successors, assigns and Customers from any and all expenses, liabilities, damages or other losses, including court costs and attorney's fees, arising from or by reason of any actual or claimed infringement of any patents, trademarks, copyrights, maskworks, trade secrets or other intellectual property rights by the Company Offerings, the Object Code, the End User Documentation, Improvements, modifications, and Error Corrections made to the Motorola Software, or any part thereof; and to defend at its expense any action based thereon with respect to the use, license, or distribution of such software. If the use of any portion of the Motorola Software provided under this Agreement is enjoined as a result of such suit, Company will cease using the enjoined Motorola Software. Company agrees that its obligations to indemnify, as set forth in this Section 15.1, shall survive the term of this Agreement.

         12.2 INDEMNIFICATION BY MOTOROLA. Motorola agrees to indemnify and save harmless Company, its successors, assigns and Customers from any and all liabilities, damages or other losses finally awarded, including court costs and attorney's fees, arising from or by a claim that reproduction and/or use by Company of the Source Code of the Motorola Software and Documentation furnished hereunder within the scope of a license granted hereunder directly infringes any U.S. patent, trademark, copyright, maskwork or trade secret provided that: (i) Company promptly notifies Motorola in writing of such claim and Motorola has sole control of the defense and all related settlement negotiation; and (ii) cooperates with Motorola, at Company's expense, in defending or settling such claim; Motorola shall have no liability for and Company shall indemnify and hold Motorola harmless from and against any claim based upon; (i) use of other than the then-current unaltered version of the Motorola Software or Documentation
                  (ii) use, operation or combination of the Motorola Software or Documentation with non-Motorola programs, data, equipment or documentation if such infringement would have been avoided but for such use, operation or combination; (iii) Company's or its agent's activities after Motorola has notified Company that Motorola believes such activities may result in infringement;
                  (iv) compliance with Company's detailed designs, specifications, or instructions; (v) any modifications or marking of the products, services, or documentation not specifically authorized in writing by Motorola; or (vi) third party software. The foregoing states the entire liability of Motorola and the exclusive remedy of Company with respect to infringement of any intellectual property rights. Motorola agrees that its obligations to indemnify, as set forth in this
                  Section 15, shall survive the term of this Agreement. IN NO EVENT WILL MOTOROLA BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, TRADEMARKS OR COPYRIGHTS, OR ANY RELATED ACTIONS.

         12.3 LIMITATION OF LIABILITY. EXCEPT FOR PERSONAL INJURY, MOTOROLA'S TOTAL LIABILITY, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, LIABILITY IN TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, SHALL NOT EXCEED PAYMENTS MADE BY COMPANY TO MOTOROLA AS PART OF THIS AGREEMENT. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT, REVENUES OR GOODWILL, LOSS OF USE OF EQUIPMENT OR LOSS OF DATA, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCTS, FACILITIES OR SERVICES, DOWNTIME COSTS OR ANY CLAIM AGAINST COMPANY BY ANY OTHER PARTY, EVEN IF SUCH DAMAGES WERE

                                       -9

                  FORESEEABLE AND EVEN IF COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, THE PARTIES EXPRESSLY AGREE THAT THE FOREGOING LIMITATIONS ARE AGREED ALLOCATIONS OF RISK CONSTITUTING IN PART THE CONSIDERATION FOR THIS AGREEMENT, AND THAT SUCH LIMITATIONS SHALL SURVIVE THE DETERMINATION OF ANY COURT OF COMPETENT JURISDICTION THAT ANY REMEDY PROVIDED HEREIN OR AVAILABLE AT LAW FAILS OF ITS ESSENTIAL PURPOSE.

13.      AUDIT

                  Company shall grant Motorola the right, upon reasonable notice and at reasonable times, to audit Company's facilities to review security measures for the Motorola Software and records that pertain to the use of Motorola Software, for purposes of verifying compliance with the terms set forth in this Agreement.

14.      NOTICES

         14.1 FORM OF NOTICE. All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by overnight courier, facsimile or registered or certified mail, postage prepaid, in any post office in the United States or Canada addressed as follows:

         If to Motorola:

                  Motorola, Incorporated
                  55 Shuman Blvd
                  Naperville, IL  60563

                  Attn:  Audra Bonaroti

         If to Company:


                  ____________________________


                  Attn:  _____________________

         14.2 WHEN EFFECTIVE. Either Party may change its address by a notice given to the other Party in the manner set forth above. Notice given as herein provided shall be construed to have been given seven (7) days after the mailing thereof.

15.      COMPLIANCE WITH LAWS AND FORCE MAJEURE

         This Agreement and the obligations and performance of the Parties shall be subject to all laws, both present and future, of any Government having competent jurisdiction over the Parties hereto, and to orders, regulations, licenses, directions or requests of any such Government, or any department, agency or corporation thereof and contingencies as a result of war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the Parties, and the Parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by any such law, order, regulation, direction, request or contingency.

16.      EXPORT

         Company agrees that it will not in any form export, re-export, resell, ship or divert or cause to be exported, re-exported, resold, shipped or diverted, directly or indirectly, the Motorola Software, Company Offering, or any technical data furnished by the other Party hereunder, or the direct product thereof to any destination, person, or firm for

                                      -10

         which the United States Government or any agency thereof at the time of export or re-export requires an export license or other governmental approval without first obtaining such license or approval.

17.      NO WAIVER

         No failure or delay on the part of either Party in the exercise of any right or privilege hereunder, including the right to cancel, shall operate as a waiver thereof, nor shall any single or partial exercise of such right or privilege preclude other or further exercise thereof or of any other right or privilege.

18.      GOVERNING LAW AND DISPUTE RESOLUTION

         (i) GOVERNING LAW. The validity, performance, and all matters relating to the effect of this Agreement and any amendment hereto shall be governed by the laws of the State of Illinois, without regard to its conflict of law rules and both Parties shall submit to the venue and jurisdiction of the courts within the State of Illinois.

         (ii) ESCALATION. The parties will attempt to settle any dispute, claim or controversy arising out of this Agreement through consultation and negotiation in good faith and in a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by the parties within 45 days after written notice by either Party demanding mediation. Neither party may unreasonably withhold its consent to the selection of a mediator, and the parties will share the costs of the mediation (or other ADR) equally. Each party shall pay its own attorneys' fees and other costs. The mediator shall be knowledgeable about the telecommunications industry and telecommunications law. By mutual agreement, however, the parties may postpone mediation until each has completed some specified but limited discovery about the dispute. The parties may also agree to replace mediation with some other form of ADR, such as neutral fact-finding or a minitrial.

         (iii) ALTERNATE DISPUTE RESOLUTION ("ADR"). Any dispute which the parties cannot resolve between them through negotiation, mediation or some other form of non-binding ADR within 45 days of the date of the initial demand for it by one of the Parties may be submitted for final resolution to the courts of the State of Illinois. The use of any ADR procedure will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party, and nothing in this section will prevent either party from resorting to judicial proceedings if (1) good faith efforts to resolve the dispute under these procedures have been unsuccessful, or (2) interim relief from a court is necessary to prevent serious and irreparable injury to one part or to others.

         (iv) Notwithstanding the foregoing, any disputes with respect to intellectual property rights shall be submitted to the courts and not be subject to the provisions of this section.

19.      INDEPENDENT CONTRACTORS

         The Parties shall perform activities under this Agreement only as independent contractors and nothing contained herein shall be construed to be inconsistent with this relationship or status. Under no circumstances shall any personnel of either Party be considered to be an employee or agent of the other Party. Nothing in this Agreement shall be interpreted as granting either party the right or authority to make commitments of any kind for the other, implied or otherwise, without prior review and written agreement. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

20.      PUBLICITY

         All notices to third parties and all other publicity, including press releases, public announcements, advertisements or marketing, or promotional materials, concerning the terms and conditions with regard to this Agreement shall be jointly planned and coordinated by and between the Parties. Neither of the Parties shall act unilaterally in

                                      -11

         this regard without the prior written approval of the other Party. Neither Party may disclose either the existence or the terms and conditions of this Agreement or the details of the relationship between the Parties without the other Party's consent. As appropriate, a mutually-approved press release may be issued in the future.

21.      CAPTIONS

         The captions used in this Agreement are for convenience of reference only and are not to be used in interpreting the obligations of the Parties under this Agreement.

22.      NEGOTIATION

         This Agreement is the result of negotiation between the Parties and, accordingly, shall not be construed for or against either Party regardless of which party drafted this Agreement or any portion thereof.

23.      ASSIGNMENT

         Neither party shall directly or indirectly assign its rights or delegate its duties under this Agreement without the prior written consent of the other. Notwithstanding any other provision herein, if either Party or substantially all of the business of either Party, is acquired by, merged with, or transferred or sold to, another entity or individual, all rights and obligations of this Agreement will be binding on that new entity or individual and the acquiring or merging entity or individual shall, by its acquisition or merger, become a Party to this Agreement and shall be treated for all purposes hereunder as the acquired Party.

24.      GOVERNMENT POLICIES

         The terms of this Agreement shall prevail over any U.S. Government procurement policy, regulation or contract clause relating to rights in computer software. In the event that Company elects to distribute Company products based on or derived from the Motorola Software to any U.S. federal, provincial, state, local government or foreign government (collectively, "Government"), or to a contractor selling to a Government customer, Company does so solely at its own option and risk and agrees not to obligate Motorola as a subcontractor or otherwise to such. Company remains solely and exclusively responsible for compliance with all statutes, regulations and clauses governing sales to Government or to a contractor selling to a Government customer. Motorola makes no representations, certifications or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes, regulations or clauses. Company agrees to affix to all Company products based on or derived from the Motorola Software the following Restrictive Rights Legend for all government sales: "Government Users: If you are a U.S. Government user, then the Software is provided with "RESTRICTED RIGHTS" as set forth in subparagraphs (c) (1) and (2) of the Commercial Computer Software-Restricted Rights clause at FAR 52 227-19 or subparagraph (c)
         (1) (ii) of the Rights in Technical Data and Computer Software clause at DFARS252.277-7013, as applicable."

25.      CUMULATIVE REMEDIES

         Except as otherwise provided herein, if either party breaches this Agreement, the non-breaching party shall have the right to assert all legal and equitable remedies available.

26.      SEVERABILITY AND SURVIVABILITY

         26.1 SEVERABILITY. In the event any one or more of the provisions of this Agreement is held to be unenforceable or invalid under applicable law: (i) such unenforceability or invalidity shall not affect any other provision of this Agreement; (ii) this Agreement shall be construed as if said unenforceable or invalid provision had not been contained herein; and (iii) the parties shall negotiate in good faith to replace the unenforceable or invalid provision by such as has the effect nearest to that of the provision being replaced.

         26.2 SURVIVABILITY. The parties agree that where the context of any provision indicates an intent that it shall survive the term of this Agreement, then it shall survive.

                                      -12

27.      AUTHORITY

         Each party hereto represents and warrants that (i) it has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities, if applicable, to enter into this Agreement and to perform and carry out its obligations under this Agreement, (ii) the persons executing this Agreement on its behalf have express authority to do so, and, in so doing, to bind the party thereto; (iii) the execution, delivery, and performance of this Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party; and (iv) the execution, delivery and performance of this Agreement has been duly authorized by all necessary partnership or corporate action and this Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms.

28.      ENTIRE AGREEMENT

         This Agreement and Exhibits hereto constitute the entire understanding between the parties concerning the subject matter hereof and supersede all prior discussions, agreements and representations, whether oral or written and whether or not executed by Motorola and Company. In case of inconsistencies between the terms of this Agreement and the Exhibits, this Agreement shall govern and supersede the Exhibits. Orders issued pursuant to this Agreement shall be deemed to be governed by the terms of this Agreement, and in case of inconsistencies between the terms of this Agreement and such Orders, this Agreement shall supersede, whether or not this Agreement is specifically incorporated by reference into such Orders. This Agreement or any part or provision hereof shall not be deemed waived, amended, or modified by either party unless such waiver, amendment or modification is in writing and executed by authorized representatives of both parties.


IN WITNESS WHEREOF, the Parties have caused this AGREEMENT to be executed as of the last signature date hereto.


MOTOROLA, INC.                              COMPANY, INC.

By: /s/ MARIA MARTINEZ                      By: /s/ WALT NAWROCKI
    ----------------------------                --------------------------------
Name:   Maria Martinez                      Name:   Walt Nawrocki

Title:  VP & GM, ICSD                       Title:  CEO

Date:                                       Date:   1/18/00

                                       -13

                                 Attachment "A"


                            PER-PORT ROYALTY SCHEDULE

Pre-paid for first 50 ports

$110/port for 50 - 250 ports

$100/port for 251 - 500 ports

$ 75/port for 501 - 1,000 ports